                                                                    EXHIBIT 99.1


                                  [F.N.B. LOGO]



                                 October 1, 2003



Dear Investor:


         F.N.B. Corporation has recently made a strategic decision to spin off its Florida operations to its shareholders as a new company. The spin-off will enable each company to focus solely on its geographic market, allow the investment community to more easily value each business, and eliminate certain costs associated with the centralized management of businesses operating in different geographic markets.

         We are requesting your consent to amend the Indenture governing the F.N.B. subordinated note that you hold to permit the spin-off. To provide a consent, please take a moment to complete, sign and return the enclosed blue Consent Form. You may return the Consent Form to us either by mail, in the enclosed postage-paid return envelope, or by facsimile transmission to the number shown on the Consent Form. If a sufficient amount of consents are not received to amend the Indenture to permit the spin-off, F.N.B. plans to redeem the notes in accordance with the terms of the Indenture.

         We recommend that you carefully review the enclosed Consent Solicitation Statement, which provides additional information about us, the spin-off and our solicitation of consents to amend the Indenture.

         If you have any questions regarding this matter, please feel free to call Douglas J. Solock, Senior Vice President, Secretary and Treasurer of our Regency Finance Company subsidiary, at (724) 983-3525.

                                      Very truly yours,

                                      /s/ Gary L. Tice

                                      Gary L. Tice
                                      President and Chief Executive Officer
                                      F.N.B. Corporation

                                   [FNB LOGO]


                         CONSENT SOLICITATION STATEMENT

                           Solicitation of Consents to
                        Amend the Indenture Governing the
                    Subordinated Notes of F.N.B. Corporation



         This Consent Solicitation Statement and the accompanying Consent Form are being furnished by F.N.B. Corporation (the "Company") to certain of the holders of the Company's subordinated notes to solicit consents to the adoption of a proposed amendment to the Indenture dated as of May 15, 1992 and amended as of January 1, 1994, between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"), pursuant to which the notes were issued (the "Indenture").

         As you may be aware, the Company is planning to spin off its Florida operations to its shareholders through the distribution to its shareholders of a newly formed company that will hold the Florida operations. Following the spin-off, FNB and the newly formed company will be separate, unrelated companies. The Company is soliciting your consent to amend the Indenture governing the subordinated notes of the Company that you hold to permit the spin-off (the "Amendment").

         Each of the outstanding series of notes under the Indenture will vote separately on the Amendment. Approval of the Amendment by a series requires the consent of holders of a majority of the principal amount of such series. The Amendment provides that the spin-off will be permitted under the Indenture so long as the Company redeems all notes of any series that does not consent to the Amendment by the required majority vote. Accordingly, the Company plans to redeem all notes of any series that do not consent to the Amendment.

         This document contains information regarding the proposed Amendment and the consent solicitation. We urge you to read this document carefully.

         THE COMPANY REQUESTS THAT YOU PROMPTLY COMPLETE AND RETURN THE ENCLOSED BLUE CONSENT FORM. Consents should be sent to Regency Finance Company at the address set forth on the back cover of this Consent Solicitation Statement. You are not being asked to and you should not tender or deliver your notes.





               This Consent Solicitation Statement is first being
                mailed to noteholders on or about October 3, 2003

                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----

THE COMPANY...............................................................1
THE SPIN-OFF..............................................................3
THE PROPOSED AMENDMENT....................................................4
THE CONSENT SOLICITATION..................................................5
WHERE YOU CAN FIND ADDITIONAL INFORMATION.................................8

Appendix A   -   Form of Supplemental Indenture
Appendix B   -   Unaudited Pro Forma Condensed Consolidated Financial Statements


                                       (i)

                                   THE COMPANY

GENERAL

         F.N.B. Corporation (the "Company") was formed in 1974 and is a financial services holding company headquartered in Naples, Florida. The Company provides a broad range of financial services to its customers through its banking and other financial services affiliates with offices in Florida, Pennsylvania, Ohio and Tennessee. The Company's main office is located at 2150 Goodlette Road North, Naples, Florida, 34102, and its telephone number is 1-800-262-7600. As of June 30, 2003, the Company had $8.3 billion in consolidated assets, $6.1 billion in total deposits and 189 full-service banking offices.

         The Company provides a full range of financial services through its subsidiaries, principally to consumers and small- to medium-size businesses in its market areas. The Company's business strategy has been to focus primarily on providing quality, community-based financial services adapted to the needs of each of the markets it serves. The Company has emphasized its community orientation by preserving local advisory boards of directors and by allowing local management certain autonomy in decision-making, enabling them to respond to customer requests more quickly and concentrate on transactions within its market areas. While the Company has generally sought to preserve decision-making at a local level, it has established centralized legal, loan review, accounting, investment, audit, loan operations and data processing functions. The centralization of these processes has enabled the Company to maintain consistent quality of these functions and to achieve certain economies of scale.

         The Company's lending philosophy is to minimize credit losses by following strict credit approval standards (which include independent analysis of realizable collateral value), diversifying its loan portfolio by industry and borrower and conducting ongoing review and management of its loan portfolio. The Company is an active residential mortgage lender, and its commercial loans are generally to established businesses within its market area. The Company does not have a significant amount of construction loans and it has no highly leveraged transaction loans.

         No material portion of the Company's deposits has been obtained from a single or small group of customers, and the loss of any customer's deposits or a small group of customers' deposits would not have a material adverse effect on the Company's business. The majority of the deposits held by each of the Company's bank subsidiaries have been generated within the respective subsidiary's market area. As of June 30, 2003, the Company did not have any brokered deposits.

         In addition to community banking and consumer finance activities, the Company offers a full range of asset management, investment services, mutual funds, annuities and a complete line of insurance products.

         As of June 30, 2003, the Company and its subsidiaries had 2,178 full-time employees and 629 part-time employees.

         The following table sets forth information as of June 30, 2003 for the Company's principal subsidiaries, including the year established and location of principal office for each.


                                                              TOTAL             TOTAL           NUMBER OF
                                                              ASSETS           DEPOSITS          OFFICES
                                                            ----------        ----------        ----------
                                                                        (dollars in thousands)

COMMUNITY BANK SUBSIDIARIES:
First National Bank of Pennsylvania (Est. 1864)
  Hermitage, Pennsylvania ..........................        $4,428,660        $3,385,192               128
First National Bank of Florida (Est. 1988)
  Naples, Florida ..................................         2,874,882         2,297,823                43
Southern Exchange Bank (Est. 1923)
  Tampa, Florida ...................................           759,948           443,342                18
                                                            ----------        ----------        ----------
                                                            $8,063,490        $6,126,357               189
                                                            ==========        ==========        ==========
CONSUMER FINANCE SUBSIDIARY:
Regency Finance Company (Est. 1927)
  Hermitage, Pennsylvania ..........................        $  148,408
                                                            ==========

INSURANCE AGENCY SUBSIDIARY:
Roger Bouchard Insurance, Inc. (Est. 1948)
  Clearwater, Florida ..............................        $   35,393
                                                            ==========

TRUST SUBSIDIARY:
First National Trust Company (Est. 1934)
  Naples, Florida ..................................        $    6,022
                                                            ==========

         At June 30, 2003, our only significant off-balance sheet arrangements were commitments to extend credit and standby letters of credit which involve certain elements of credit risk in excess of the amount stated in our consolidated balance sheet. At June 30, 2003, our subsidiaries had an aggregate of $1.1 billion and $66.8 million of unfunded commitments and standby letters of credit, respectively.

OPERATIONS OF THE BANK SUBSIDIARIES

         The Company's bank subsidiaries offer services traditionally offered by full-service commercial banks, including commercial and individual demand and time deposit accounts, and commercial, mortgage and individual installment loans. In addition to traditional banking products, the Company's bank subsidiaries also offer various alternative investment products including mutual funds and annuities.

         In addition, First National Trust Company provides a broad range of personal and corporate fiduciary services, including the administration of decedent and trust estates. As of June 30, 2003, the market value of corporate-wide trust assets under management totaled $1.9 billion.

OPERATIONS OF THE CONSUMER FINANCE SUBSIDIARY

         The Company's consumer finance subsidiary, Regency Finance Company, is involved principally in making personal installment loans to individuals and purchasing installment sales finance contracts from retail merchants. Regency also acts as the paying agent and sales agent with respect to notes issued under the Indenture.

OPERATIONS OF THE INSURANCE AGENCY

         Roger Bouchard Insurance is a full-service agency that offers all lines of commercial and personal insurance through major carriers.

OTHER SUBSIDIARIES

         The Company has four other subsidiaries, Penn-Ohio Life Insurance Company ("Penn-Ohio"), First National Corporation ("FNC"), First National Management Corporation ("FNMC"), and F.N.B. Building Corporation ("F.N.B. Building"). Also, the Company's community bank subsidiaries and consumer finance subsidiary own Customer Service Center of F.N.B., L.L.C. ("Customer Service"). Penn-Ohio underwrites, as a reinsurer, credit life and accident and health insurance sold by the Company's subsidiaries. FNC and FNMC hold equity securities and other assets for the Company. F.N.B. Building owns real estate that is leased to the Company's subsidiaries, and Customer Service provides data processing and other services to the Company's subsidiaries.

                                  THE SPIN-OFF

         On July 10, 2003, the Company announced that its Board of Directors had approved a plan to divide the Company into two separate public companies. The plan will be consummated by spinning off the Florida operations of the Company, including First National Bank of Florida, to the Company's shareholders through a tax-free distribution. The spin-off is subject to regulatory approvals. Following the spin-off, the Company will continue to own the current Pennsylvania operations of the Company, including First National Bank of Pennsylvania and Regency Finance Company. The Company presently expects to complete the spin-off during January 2004. Following the spin-off, the notes will continue to be the obligation of the Company, and the spun off company will have no obligation with respect to the notes.

         The businesses to be spun off represented approximately 44.4% of the Company's consolidated assets and 42.3% of the Company's consolidated net interest income and non-interest income as of and for the six months ended June 30, 2003. For pro forma financial information of the Company reflecting the spin-off, please see Appendix B hereto.

         The spin-off is not conditioned on the receipt of any specified level of consents to the Amendment.

                             THE PROPOSED AMENDMENT

         Section 1007 of the Indenture generally prohibits the Company from disposing of any of the Company's banking subsidiaries that has total assets in an amount exceeding 15% of the total assets of all of the Company's banking subsidiaries combined, unless the Company receives fair market value consideration in connection with such disposition. In connection with the spin-off, the Company will contribute to the company to be spun off all of the capital stock of First National Bank of Florida, which had total assets (including the assets of Southern Exchange Bank, which will be merged into First National Bank of Florida prior to the spin-off) equal to 45.1% of the combined total assets of all of the Company's banking subsidiaries as of June 30, 2003, without receiving any consideration. Accordingly, the spin-off would constitute a prohibited disposition of a banking subsidiary, and the Company is therefore soliciting consents to amend the Indenture to permit the spin-off.

         The Amendment will be effected through the execution by the Company and the Trustee of a Second Supplemental Indenture. The Second Supplemental Indenture provides that the disposition of First National Bank of Florida will not constitute a default under the Indenture so long as there are no outstanding securities of any Non-Consenting Series on the date of the disposition of First National Bank of Florida. The term "Non-Consenting Series" is defined as any series of notes outstanding on the date of the execution of the Second Supplemental Indenture (the "Amendment Date") as to which the holders of at least a majority of the principal amount of such series outstanding on the Amendment Date have not consented to the Amendment.

         In order to effect the spin-off without causing a default under the Indenture, the Company plans to redeem, prior to the spin-off, all notes of any Non-Consenting Series. As a result, if you hold notes of a security as to which the Company does not receive the necessary consents to effect the Amendment, your notes will be redeemed.

         The foregoing description of the Second Supplemental Indenture is qualified in its entirety by reference to the exact language of the Second Supplemental Indenture, which is set forth in Appendix A hereto.

                            THE CONSENT SOLICITATION

         The Company is soliciting consents of certain of the holders of the notes issued under the Indenture to effect the Amendment through the execution of a Second Supplemental Indenture in the form set forth as Appendix A hereto.

         The Company may end the Consent Solicitation at any time prior to the spin-off. The Company hopes to obtain consents to the Amendment from holders of a majority of the principal amount (a "Majority Consent") of each series outstanding under the Indenture (information regarding the specific series that are outstanding appears below). If the Company obtains a Majority Consent of each series, the Company will immediately end the consent solicitation, deliver the consents and other required documentation to the Trustee, and execute the Second Supplemental Indenture to effect the Amendment. In this event, the Company may proceed with the spin-off without redeeming any notes.

         The Company may, however, decide to end the consent solicitation at a time when a Majority Consent to the Amendment has been obtained from less than all of the series of notes outstanding under the Indenture. In this event, the Company will deliver the consents and other required information to the Trustee and execute the Second Supplemental Indenture, but the spin-off will only be permitted under the amended terms of the Indenture if the Company redeems all of the notes of each Non-Consenting Series prior to the spin-off.

         The Company plans to redeem all notes of any Non-Consenting Series so that the spin-off may be effected without causing a default under the Indenture. The redemption will be effected as soon as practicable following the date of the execution of the Second Supplemental Indenture. The Company will mail a notice of redemption to each holder of a Non-Consenting Series not later than 30 days prior to the redemption date.

         Participation in the solicitation is voluntary and Holders should carefully consider whether to consent. The Company is not offering to pay any consideration to noteholders in exchange for providing a consent. Holders of Notes are urged to consult their financial advisors in making their own decision on what action to take.

         THE COMPANY REQUESTS THAT YOU CONSENT TO THE AMENDMENT BY PROMPTLY COMPLETING AND MAILING THE ENCLOSED BLUE CONSENT FORM.

SERIES OF NOTES OUTSTANDING

         The following table provides information as of September 15, 2003 regarding the series of notes outstanding under the Indenture:

  SERIES                               PRINCIPAL AMOUNT OUTSTANDING(1)
  ------                               -------------------------------
  Daily Notes                                    $106,909,533
  Term Notes(2)                                  $ 63,143,474
  Term Notes Series 2003
    Maturity:
        3 month                                  $    408,348
        6 month                                  $  2,634,646
        9 month                                  $    722,305
        12 month                                 $    936,470
        15 month                                           --
        18 month                                 $    230,807
        21 month                                           --
        24 month                                 $    204,965
        27 month                                           --
        30 month                                 $    251,104
        36 month                                 $    157,148
        48 month                                           --
        60 month                                 $     53,500
        84 month                                           --
        120 month                                $     20,200

------------

(1) Includes notes that are held by affiliates of Company, which will not be treated as outstanding for purposes of the current solicitation.

(2) Prior to June 24, 2003, all Term Notes issued under the Indenture constituted a single series.

SOLICITATION AGENT

         Regency Finance Company, a subsidiary of the Company and the sales and paying agent for the notes, is acting as solicitation agent in connection with the consent solicitation. You may direct inquiries concerning the consent solicitation to Regency at the address or telephone number provided under the heading "Where You Can Find Additional Information."

TERMINATION AND AMENDMENT

         The Company may, at any time prior to the execution of the Second Supplemental Indenture, determine in its sole discretion not to proceed with the solicitation, in which event the Indenture would not be amended.

         The Company may amend the terms of the consent solicitation at any time, in which event the Company will provide you with a revised Consent Solicitation Statement describing such amended terms.

CONSENT PROCEDURES

         The Indenture provides that noteholders may take action at a meeting or by written consent in lieu of a meeting. The Company is soliciting written consents to approve the proposed Indenture Amendment. Noteholders who desire to consent to the proposed Amendment should so indicate by marking the appropriate box on, and otherwise properly completing, and signing and dating, the enclosed blue Consent Form and delivering it to Regency Finance Company, in accordance with the instructions contained therein. If a box is not checked on the Consent Form but the Consent Form is signed and dated, the tendering noteholder will be deemed to have approved the execution by the Company of the Second Supplemental Indenture.

         The giving of a consent will not affect your right to have your notes redeemed. If you consent to the execution of the Second Supplemental Indenture, your consent will be effective with respect to any notes purchased after the date of your consent, subject to your right to revoke your consent at any time prior to the Amendment being adopted.

         The Consent Form must be executed by a noteholder in the same manner as such noteholder's name appears on the Note. If a Consent Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

         The record date for the consent solicitation will be the date the consents are delivered to the Trustee and the Second Supplemental Indenture is executed.

         All questions as to the validity, form, eligibility, acceptance and revocation of tendered Consent Forms will be resolved by the Company, whose determination will be final and binding. The Company's interpretation of certain terms and conditions of the solicitation will be final and binding. Unless waived, any irregularities in connection with tenders of consents must be cured within such time as the Company shall determine.

         You may return the Consent Form to the Company either by mail in the enclosed postage-paid envelope or by facsimile transmission to the number shown on the Consent Form.

REVOCATION OF CONSENTS

         Any noteholder who has consented to the adoption of the proposed Amendment may revoke such consent by delivering written notice of revocation to Regency Finance Company at any time prior to the execution of the Second Supplemental Indenture. Any such notice of revocation, to be effective, must be signed by the holder in the same manner as the original Consent Form. Any revocation will apply to all notes held by the holder providing the revocation notice.

         All questions as to the validity of notices of revocation will be determined by the Company, whose determination will be final and binding. Neither the Company, the trustee nor any other person will be under any duty to give notification of any defects or irregularities in any notice of revocation or incur any liability for failure to give any such notification.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

ADDITIONAL INFORMATION ABOUT THE COMPANY AND THE SPIN-OFF

         The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any report, statement or other information the Company has filed with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York, or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available to the public from commercial document retrieval services, at the website maintained by the SEC at www.sec.gov and at the Company's website at www.fnbcorporation.com.

ADDITIONAL INFORMATION ABOUT THE CONSENT SOLICITATION

         If you have any questions regarding this consent solicitation, you may contact Regency Finance Company, the sales and paying agent with respect to the notes and the solicitation agent with respect to the consent solicitation, at the following address or telephone number:

                             Regency Finance Company
                                  P.O. Box 1150
                               Hermitage, PA 16148
                 Attn: Douglas J. Solock, Senior Vice President
                                 (724) 983-3525

                                   APPENDIX A

                                     FORM OF
                          SECOND SUPPLEMENTAL INDENTURE


         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of _______________, between F.N.B. CORPORATION, a Florida corporation (the "Company"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                                  WITNESSETH:

         WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of May 15, 1992 and amended by that certain First Supplemental Indenture dated as of January 1, 1994, providing for the issuance of an unlimited amount of unsecured indebtedness of the Company (as amended, the "Indenture");

         WHEREAS, pursuant to Section 902 of the Indenture, the Holders of not less than 50% in aggregate principal amount of Outstanding Securities in each Outstanding series of Securities issued pursuant to the Indenture (other than any Non-Consenting Series, as defined herein below) have consented to the execution and delivery by the Company and the Trustee of this Second Supplemental Indenture to amend the provisions of Section 1007 of the Indenture, and such consents have been delivered to the Company and the Trustee; and

         WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by a Board Resolution and all acts, conditions and requirements necessary to make this Second Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes herein set forth have been done and taken, and the execution and delivery of this Second Supplemental Indenture has been in all respects duly authorized.

         NOW, THEREFORE, intending to be legally bound hereby, each of the Company and the Trustee has executed and delivered this Second Supplemental Indenture.

                                    ARTICLE I

                                    AMENDMENT

         Section 1.1. The following text is hereby inserted following subsection
(b) of Section 1007 of the Indenture:

                  "(c) Notwithstanding anything to the contrary contained herein, beginning on the Second Amendment Date, Section 1007(a) shall not prohibit the Company from effecting, on or prior to June 30, 2004, the distribution (the "Distribution") to the Company's shareholders of all of the common stock of a corporation holding all or substantially all of the capital stock of the Company's Subsidiary, First National Bank of Florida, if, on the effective date of the Distribution, no Securities of any Non-Consenting Series are Outstanding. As used in this Section 1007: (i) the term "Non-Consenting Series" shall mean any series of Securities Outstanding on the Second Amendment Date as to which the Holders of at least a majority of the principal amount of such series Outstanding on the Second Amendment Date have not consented, pursuant to Section 902 of the Indenture, to the amendment of Section 1007 of the Indenture to add thereto this subsection (c); and (ii) "Second Amendment Date" shall mean the date as of which the Company and the Trustee have entered into and executed the Second Supplemental Indenture to this Indenture.

         (d) Following the redemption by the Company on or after the Second Amendment Date of all the Outstanding Securities of any Non-Consenting Series, the Company shall not be authorized to issue any new Securities of such Non-Consenting Series."

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

         Section 2.1. Except as otherwise defined or unless the context otherwise requires, capitalized terms used in this Second Supplemental Indenture and defined in the Indenture shall have the meanings specified in the Indenture.

         Section 2.2. Except as specifically amended and supplemented by this Second Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

         Section 2.3. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, as applied to contracts made and performed within the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

         Section 2.4. All agreements of the Company in this Second Supplemental Indenture shall bind its successor. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successor.

         Section 2.5. The Trustee accepts the modification of the Indenture as hereby effected but only upon the terms and conditions set forth in the Indenture, as amended and supplemented by this Second Supplemental Indenture.

         Section 2.6. This Second Supplemental Indenture may be executed in counterparts. Each signed copy or counterpart shall be an original, but all of them together represent the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

                                   F.N.B. CORPORATION



                                   By:
                                      -----------------------------------------
                                            Gary L. Tice
                                            Chief Executive Officer



                                   By:
                                      -----------------------------------------
                                            Thomas E. Fahey
                                            Chief Financial Officer

                                   J.P. MORGAN TRUST COMPANY,
                                   NATIONAL ASSOCIATION


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:

                                   APPENDIX B

                        PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

         The Pro Forma Condensed Consolidated Financial Statements of the Company should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Company, which are incorporated herein by reference to the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003. These reports are available via the Internet as described under the caption "Where You Can Find Additional Information." The pro forma consolidated income statements assume that the spin-off of First National Bankshares of Florida, Inc., the Company's newly formed subsidiary to which the Company will transfer its Florida operations, occurred on January 1, 2002, and the pro forma consolidated balance sheet assumes that the spin-off occurred on June 30, 2003.

         The pro forma condensed consolidated financial statements are presented for informational purposes only and do not reflect the historical results of operations or financial position of the Company or First National Bankshares of Florida, Inc. The pro forma data also do not purport to project the financial position or results of operations of the Company or First National Bankshares of Florida, Inc. as of any future date or for any future period. Earnings per share data is shown on a pro forma basis based upon an assumed distribution of one share of First National Bankshares of Florida, Inc. common stock for every one share of the Company's common stock outstanding.

         The pro forma adjustments to the historical condensed consolidated statements of income and consolidated balance sheets are set forth below.

                        PRO FORMA CONDENSED CONSOLIDATED
                               STATEMENT OF INCOME
                          Year Ended December 31, 2002
                      (In thousands, except per share data)
                                    UNAUDITED


                                                             First National
                                                              Bankshares of                                F.N.B.
                                        F.N.B. Corporation    Florida, Inc.                             Corporation
                                            Historical         Historical         Adjustments            Pro Forma
                                        ------------------   --------------      --------------         -----------
Total interest income                      $   426,784        $   150,931        $     1,913 (A)        $   277,766
Total interest expense                         145,671             47,299               (204)(A)             98,168
Net interest income                            281,113            103,632              2,117                179,598
Provision for loan losses                       19,094              5,470                                    13,624
Net interest income after provision
   for loan losses                             262,019             98,162              2,117                165,974
Total non-interest income                      120,873             54,728                                    66,145
Merger related expenses                         42,365                404                                    41,961
Total other non-interest expenses              247,079            104,037                                   143,042
Income before income taxes                      93,448             48,449              2,117                 47,116
Income taxes                                    30,113             16,385                741 (F)             14,469
Net income                                 $    63,335        $    32,064        $     1,376            $    32,647
Earnings per share*:
   Basic                                   $      1.37                                                  $      0.71
   Diluted                                 $      1.35                                                  $      0.69
Average shares outstanding*:
   Basic                                    46,012,908                                                   46,012,908
   Diluted                                  47,073,785                                                   47,073,785
Ratio of earnings to fixed charges:
     Excluding interest expense
     on deposits                                  3.82                                                         2.73
     Including interest expense
     on deposits                                  1.63                                                         1.47

--------------
* Per share amounts and average shares outstanding have been restated to reflect the 5 percent stock dividend declared on April 28, 2003.

                        PRO FORMA CONDENSED CONSOLIDATED
                               STATEMENT OF INCOME
                         Six months ended June 30, 2003
                      (In thousands, except per share data)
                                    UNAUDITED


                                                             First National
                                              F.N.B.         Bankshares of                                F.N.B.
                                           Corporation        Florida, Inc.                             Corporation
                                           Historical          Historical          Adjustments           Pro Forma
                                           -----------       --------------      --------------         -----------
 Total interest income                     $   213,501        $    82,102        $       946 (A)        $   132,345
 Total interest expense                         66,516             22,047               (110)(A)             44,359
 Net interest income                           146,985             60,055              1,056                 87,986
 Provision for loan losses                      11,590              3,560                                     8,030
 Net interest income after provision
    for loan losses                            135,395             56,495              1,056                 79,956
 Total non-interest income                      67,396             30,589                                    36,807
 Merger related expenses                         1,014              1,014
 Total other non-interest expenses             132,367             58,766                                    73,601
 Income before income taxes                     69,410             27,304              1,056                 43,162
 Income taxes                                   21,426              9,079                370 (F)             12,717
 Net income                                $    47,984        $    18,225                686            $    30,445
 Earnings per share:
    Basic                                  $      1.04                                                  $      0.66
    Diluted                                $      1.02                                                  $      0.65
 Average shares outstanding
    Basic                                   46,052,374                                                   46,052,374
    Diluted                                 46,888,288                                                   46,888,288
 Ratio of earnings to fixed charges:
    Excluding interest expense
    on deposits                                   4.72                                                         3.79
    Including interest expense
    on deposits                                   2.03                                                         1.95

                        PRO FORMA CONDENSED CONSOLIDATED
                                  BALANCE SHEET
                                  June 30, 2003
                                 (In thousands)
                                    UNAUDITED


                                                                   First National
                                                     F.N.B.         Bankshares of                                 F.N.B.
                                                  Corporation        Florida, Inc.                               Corporation
                                                  Historical          Historical            Adjustments           Pro Forma
                                                  -----------      ---------------        ---------------        ------------
ASSETS
Cash and due from banks                           $   250,532         $   118,985         $    73,000  (B)
                                                                                              (73,000) (C)
                                                                                              (29,627) (E)       $   101,920
Interest bearing deposits with banks
   and other short term investments                     9,802               4,917                                      4,885
Mortgage loans held for sale                           55,039              28,883                                     26,156
Securities available for sale                       1,717,881             808,911              33,000  (C)           941,970
Securities held to maturity                            44,359              13,671                                     30,688
Loans, net of unearned income                       5,516,648           2,296,770              16,500  (D)         3,236,378
Allowance for loan losses                             (72,076)            (25,746)                                   (46,330)
Goodwill                                              190,304             165,399              (1,051) (E)            23,854
Other assets                                          553,907             254,785              (1,394) (E)           297,728
Total assets                                      $ 8,266,396         $ 3,666,575         $    17,428            $ 4,617,249
LIABILITIES
Deposits
   Non-interest bearing                           $ 1,043,443         $   460,852                                $   582,591
   Interest bearing                                 5,071,602           2,280,312                                  2,791,290
Short-term borrowings                                 713,401             260,988         $   (40,000) (C)
                                                                                               16,500  (D)           428,913
Long-term debt                                        591,183             191,855                                    399,328
Mandatorily redeemable capital
   securities of subsidiary trusts                    125,000                                                        125,000
Other liabilities                                      90,892              36,290              (2,702) (E)            51,900
Total stockholders' equity                            630,875             436,278              73,000  (B)
                                                                                              (29,370) (E)           238,227
Total liabilities and stockholders' equity        $ 8,266,396         $ 3,666,575         $    17,428            $ 4,617,249

Notes to unaudited pro forma condensed consolidated financial statements:

(A) To record inter-company interest income and interest expense which was previously eliminated in consolidation and to record interest income and reduction in interest expense through utilization of excess funds received in connection with the spin-off.

(B) To record anticipated dividends of $25.0 million and $8.0 million from First National Bank of Florida and Roger Bouchard Insurance, Inc. to the Company. To record $40.0 million of cash proceeds from First National Bankshares of Florida, Inc. in connection with the transfer of all of the Florida operations of the Company to First National Bankshares of Florida, Inc.

(C) To record payoff of short-term borrowings with $40.0 million of proceeds received from First National Bankshares of Florida, Inc. and to record the purchase of $33.0 million of additional securities available for sale.

(D) To record inter-company loans and borrowings which were previously eliminated in consolidation.

(E) To record the balance sheet effect of $22.3 million of restructuring charges related to the spin-off transaction. Such charges include employee severance and benefits, third party fees, asset write downs and miscellaneous expenses. Also in connection with the spin-off, the Company incurred a prepayment penalty of $20.7 million on the restructuring of borrowings with the Federal Home Loan Bank. The after tax effect of all of these items was $29.4 million.

(F) To record tax effect of Item (A) above, at the federal statutory tax rate of 35%.